Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 9, 2016, and is made by and among CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company (the “U.S. Borrower”), certain foreign subsidiaries of the U.S. Borrower as set forth in the Credit Agreement (as defined herein)(each a “Designated Foreign Borrower” and together with the U.S. Borrower, the “Borrowers”), the GUARANTORS PARTY HERETO (each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Credit Parties”), the LENDERS PARTY HERETO (each a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS:

WHEREAS, the Credit Parties, the Lenders, the Administrative Agent and PNC Bank, National Association as swingline lender are parties to that certain Credit Agreement, dated as of February 21, 2014, as amended by that certain First Amendment to Credit Agreement dated September 5, 2014 (as the same may be further amended, restated, modified or supplemented, the “Credit Agreement”);

WHEREAS, the Credit Parties and the Administrative Agent are parties to that certain Guarantee and Security Agreement, dated as of February 21, 2014 (as the same may be amended, restated, modified or supplemented, the “Guarantee and Security Agreement”);

WHEREAS, to modify certain provisions of the Credit Agreement and the Guarantee and Security Agreement, the Credit Parties have requested that the Required Lenders agree to various amendments as set forth herein, and the Required Lenders have agreed to amend the Credit Agreement and the Guarantee and Security Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

1.                                      Recitals; Capitalized Terms.

The foregoing recitals are true and correct and incorporated herein by reference.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement.

(a)                                 Commitment Reduction.  Pursuant to Section 2.08(b) of the Credit Agreement, the U.S. Borrower hereby reduces the aggregate Commitments to $400,000,000 as of the Second Amendment Effective Date, and the parties hereto hereby waive all notice required in connection therewith.

(b)                                 Deleted Definitions.  The following definitions are hereby deleted from Section 1.01 of the Credit Agreement: “Available Amount”; “Net Total Leverage Ratio”; “Net Secured Leverage Ratio”

(c)                                  New Definitions.  The following new definitions are hereby inserted in Section 1.01 of the Credit Agreement in alphabetical order:

“2024 Notes” means the $200,000,000 6.375% Senior Unsecured Notes of the U.S. Borrower and Cloud Peak Energy Finance Corp. due 2024, issued on March 11, 2014 pursuant to the Senior Notes Indenture.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Compliance Certificate” shall mean a compliance certificate delivered by a Financial Officer substantially in the form of Exhibit L hereto.

“DACA Reporting Level Condition” shall mean any time that the Credit Parties have in excess of $100,000,000 of unrestricted cash and Cash Equivalents while Revolving Loans are then outstanding or a Borrowing Request has been made.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Accounts” means deposit accounts (i) used to fund payroll, employee benefits or tax obligations, (ii) in the nature of fiduciary accounts, trust accounts, suspense accounts, escrow accounts, deposit accounts holding only purchase price deposits or other contractual or legal requirements to deposit or reserve money, or deposit accounts holding funds from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, (iii) funded for petty cash and working capital needs with a balance at all times of less than $5,000,000 in the aggregate, and (iv) from time to time designated as excluded, in writing, by the Administrative Agent in its sole discretion.

“Liability Management Transaction” shall mean each issuance of Second Lien Senior Secured Debt to defease, purchase, redeem, repay, or otherwise refinance all or a portion of the Senior Notes.

“Liquidity” means, as of any date of determination, the sum of (a) all of the Credit Parties’ and their respective consolidated Restricted Subsidiaries’ unrestricted cash and Cash Equivalents on such date, (b) the excess of (i) the Commitments over (ii) the Revolving Credit Exposure on such date, (c) cash and Cash Equivalents in cash collateral accounts held by the Administrative Agent or any Issuing Bank on such date pursuant to the Credit Agreement to cash collateralize the LC Exposure or Defaulting Lender’s exposure, and (d) the excess of (i) the Net Receivables Pool Balance over (ii) the Aggregate Capital on such date (each as defined, or comparable terms as defined, in the definitive documentation for the Permitted Receivables Financings).

“Second Amendment” shall mean that certain Second Amendment to this Agreement dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” shall mean September 9, 2016.

“Senior Notes” means the 2019 Notes and the 2024 Notes.

“Total Leverage Ratio” means, on any day, the ratio of (a) Funded Debt as of such day (including Funded Debt under this Agreement) to (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended before such day) for which financial statements are available.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(d)                                 Amended and Restated Definitions.  The following definitions are hereby amended and restated as follows:

“Applicable Rate” means, for any day, with respect to (i) any ABR Loan, a rate per annum equal to 2.50% (the “ABR Spread”), (ii) any Eurodollar Revolving Loan, a rate per annum equal to 3.50% (the “Eurodollar Spread”), or (iii) the Unused Commitment Fees payable hereunder, a rate per annum equal to 0.50% (the “Unused Commitment Fee Rate”).

“Excluded Perfection Collateral” means (a) properties and assets to the extent the burden or cost of perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the U.S. Borrower and the Administrative Agent, (b) Excluded Accounts, (c) properties and assets (other than deposit, securities and commodities accounts) requiring perfection through control agreements to the extent a security interest therein cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction, (d) vehicles and any other assets subject to certificates of title, (e) commercial tort claims, and (f) letter of credit rights to the extent not perfected by the filing of a form Uniform Commercial Code financing statement.

“Issuing Bank” means PNC Bank National Association, JPMorgan Chase Bank, N.A., and any other Lender that, at the request of either Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed)  agrees to become an Issuing Bank in substitution for an institution that is then acting as an Issuing Bank or as an additional Issuing Bank; provided that there shall not be more than five (5) Issuing Banks at any one time.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Second Lien Senior Secured Debt” means Debt of the Credit Parties secured by Liens on the Collateral on a junior basis pursuant to an intercreditor agreement substantially on the terms set forth on Exhibit M or such other terms and conditions satisfactory to the Administrative Agent and the U.S. Borrower, each in their sole discretion.

(e)                                  Amended Definitions.  The following definitions are hereby amended as follows:

Adjusted LIBOR Rate.  The defined term “Adjusted LIBOR Rate” shall be amended to add the following sentence to (i) the end of the penultimate sentence of the first paragraph of section (a) of such definition and (ii) the end of the penultimate sentence of the first paragraph of section (b) of such definition:  “Notwithstanding the foregoing, if the Adjusted LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

Daily LIBOR Rate.  The defined term “Daily LIBOR Rate” shall be amended to add the following sentence to the end of such definition:  “Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.”

Debt.  The defined term “Debt” shall be amended to (1) delete the parenthetical in clause (c) thereof, (2) delete the “and” at the end of clause (g) thereof, and (3) to add an “and” to the end of clause (i) thereof.

Material Debt.  The phrase “$50,000,000” contained in the defined term “Material Debt” shall be replaced with “$35,000,000”.

Defaulting Lender.  The defined term “Defaulting Lender” shall be amended to (a) amend and restate clause (d) as set forth below, and (b) add a new clause (e) as set forth below followed by the proviso set forth below:

“(d)                           has failed, within three Business Days after request by the Administrative Agent or the Borrowers, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender under this clause (d) upon the Administrative Agent’s or the Borrowers’ receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers, as the case may be, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any ownership interest in such Lender or parent company thereof or the exercise of control over a Lender or parent company thereof by a Governmental Authority or instrumentality thereof.”

Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect.  The phrase “for purposes of calculating compliance with each of the financial covenants set forth in Section 6.11 and Section 6.12” contained in the defined term “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall be replaced with “for purposes of Section 6.01(ii), Section 6.03 and Section 6.07 in respect of a Specified Transaction”.

Specified Transaction.  The phrase “compliance with the financial covenants set forth in Section 6.11 and Section 6.12 is by the terms of this Agreement required to be calculated on a Pro Forma Basis” contained in the defined term “Specified Transaction” shall be replaced with “a financial ratio is required to be calculated on a Pro Forma Basis”.

(f)                                   Swing Loans.  PNC’s commitment to make Swing Loans to the Borrower shall be terminated.  Section 2.04 of the Credit Agreement shall be amended and restated as follows:

“2.04                  [Intentionally Omitted]”.

(g)                                  Letters of Credit.  The phrase “103%” contained in Section 2.05 (q) of the Credit Agreement shall be replaced with “104%”.

(h)                                 Fees.  Section 2.11(a) shall be amended to delete the phrase “the Applicable Rate noted under the caption “Unused Commitment Fee Rate”“ and replace it with the phrase “Unused Commitment Fee Rate” as defined in the in the definition of Applicable Rate”.

(i)                                     Interest.  Section 2.12 shall be amended as follows:

(i)                                     Sections 2.12(a) shall be amended to delete the phrase “the Applicable Rate under the caption “ABR Spread.”:” and replace it with the phrase “the ABR Spread as defined in the definition of Applicable Rate.”

(ii)                                  Section 2.12(b) shall be amended to delete the phrase “the Applicable Rate under the caption “Eurodollar Spread.”“ And replace it with the phrase “the “Eurodollar Spread” as defined in the in the definition of Applicable Rate.”

(j)                                    Interest.  Section 2.12(f) of the Credit Agreement shall be amended and restated as follows:

“(f)                             [Intentionally Deleted]”.

(k)                                 Incremental Facilities.  Section 2.19 of the Credit Agreement shall be amended and restated as follows:

“2.19                  [Intentionally Omitted]”.

(l)                                     EEA Financial Institution.  Article 3 [Representations and Warranties] of the Credit Agreement shall be amended to add the following new Section

“Section 3.20                       EEA Financial Institution.  Neither the Borrowers nor any of their Subsidiaries are an EEA Financial Institution.”

(m)                             Compliance Certificate.  Section 5.01(c) of the Credit Agreement shall be amended and restated as follows:

“(c)                            [Reserved]”

(n)                                 Financial Statements and Other Information.  Section 5.01 [Financial Statements and Other Information] of the Credit Agreement shall be amended to (1) delete the

“and” at the end of paragraph (e) thereof, and (2) to replace the period at the end of paragraph (f) with a semicolon, and (3) to  insert the following new paragraphs immediately below paragraph (f):

“(g)                            within 20 calendar days after the last day of each calendar month, a Compliance Certificate of a Financial Officer, (i) certifying as to whether a Default or Event of Default has occurred and is continuing and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, including certifying as to all of the Credit Parties’ and their respective consolidated Restricted Subsidiaries’ deposit and securities accounts and the amount of securities, unrestricted cash and Cash Equivalents maintained in each such account as of the last day of such calendar month, and (iii) certifying as to the undrawn amount, beneficiary, and expiration date and purpose of each of the outstanding Letters of Credit;

(h)                                 if the DACA Reporting Level Condition exists at any time during any calendar week, within 3 Business Days after the end of such week, a certificate of a Financial Officer, certifying as to all of the Credit Parties’ and their respective consolidated Restricted Subsidiaries’ deposit and securities accounts and the amount of securities, unrestricted cash and Cash Equivalents maintained in each such account as of the last day of the preceding week; and

(i)                                     Prior to entering into any Liability Management Transaction, draft copies of the main operative documentation relating to the upcoming Liability Management Transaction shall be provided to the Administrative Agent.”

(o)                                 Use of Proceeds and Letters of Credit.  Section 5.12 of the Credit Agreement shall be amended and restated as follows:

“5.12                  Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only for general corporate purposes not prohibited by the Credit Agreement and other Loan Documents, including, without limitation, for Liability Management Transactions, Acquisitions, payment of transaction fees, costs and expenses, capital expenditures, Investments, satisfying lease obligations and any other purpose not prohibited by the terms hereof.  No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any Anti-Terrorism Law or any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.  Letters of Credit will be requested and used only (i) to support payment obligations of the U.S. Borrower and its Restricted Subsidiaries, including to collateralize reclamation bonds, performance bonds, bid bonds, surety bonds and other similar instruments and (ii) for other general corporate purposes; provided that, (A) no more than $50,000,000 in the aggregate outstanding at any time may support the contract obligations in existence prior to the Second Amendment Effective Date which have been identified by the Administrative Agent and agreed to by the US Borrower prior to the Second

Amendment Effective Date and (B) no Letter of Credit shall be used to support any Debt.”

(p)                                 Maintenance of DACA Deposit Accounts.  Article 5 [Affirmative Covenants] of the Credit Agreement shall be amended to add the following new Section:

“Section 5.21.  Maintenance of DACA Deposit Accounts.  At all times after 30 calendar days after the Second Amendment Effective Date (or such later date, up to 60 calendar days after the Second Amendment Effective Date, as may be acceptable to the Administrative Agent in its sole discretion), all Credit Parties shall (i) establish and maintain all of its deposit accounts (other than Excluded Accounts) with PNC Bank National Association, and its successors and assigns and subject to terms in the following sentence, or another Lender so long as such deposit accounts with any Lender (other than PNC Bank National Association, and its successors and assigns) are subject to executed deposit account control agreements in favor of the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) maintain all of its securities accounts (other than Excluded Accounts and subject to the terms in the following sentence) subject to executed securities account control agreements in favor of the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.  With respect to each deposit account and each securities account that a Credit Party establishes after the Second Amendment Effective Date (other than an Excluded Account or an account with PNC Bank, National Association, and its successors and assigns), the Credit Party shall cause such new account to be subject to executed control agreements in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent within the sooner of (i) 30 days after the date such account is established or (ii) such time as such account has any securities, cash or Cash Equivalents deposited therein.  All deposit and securities accounts of the Credit Parties subject to control agreements in favor of the Administrative Agent shall secure the Secured Obligations and all such deposit and securities accounts held by any Lender shall be subject to Section 9.08.”

(q)                                 Debt.  Section 6.01 of the Credit Agreement shall be amended and restated as follows:

“Section 6.01.                    Debt; Certain Equity Securities.  Neither the U.S. Borrower nor any Restricted Subsidiary will create, incur, assume or permit to exist any Debt (including Acquired Debt), and no Restricted Subsidiary shall issue any preferred stock, except:

(i)                                     Debt created under the Loan Documents;

(ii)                                  (A) (x) Senior Notes outstanding on the Second Amendment Effective Date and (y) other unsecured Debt; provided that, at the time of the incurrence, creation or assumption of such other unsecured Debt, (1) the Total Leverage Ratio does not exceed 6.00 to 1.00 and (2) the ratio of (a) EBITDA to

(b) Consolidated Net Cash Interest Expense shall not be less than 1.0 to 1.0 on a Pro Forma Basis, and (B) extensions, renewals and replacements of any Debt permitted under clause (x) or (y) above so long as (i) the ratio of (a) EBITDA to (b) Consolidated Net Cash Interest Expense shall not be less than 1.0 to 1.0 on a Pro Forma Basis, (ii) there is no increase in the outstanding principal amount thereof except in the amount of reasonable fees incurred in connection with any such replacement of Debt and (iii) there is no earlier maturity date or decreased weighted average life thereof;

(iii)                               Second Lien Senior Secured Debt in an aggregate principal amount not to exceed, at any time, $350,000,000 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof except in the amount of reasonable fees incurred in connection with any such replacement of Debt or result in an earlier maturity date or decreased weighted average life thereof, provided, that no Event of Default or Default shall have occurred and be continuing at the time of issuance or result therefrom and such Debt (A) has a maturity date at least 180 days beyond the Revolving Termination Date; (B) has covenants that are no more restrictive, unless satisfactory to the Administrative Agent and the U.S. Borrower, than those contained in the Credit Agreement (as in effect at the time of such issuance or incurrence) provided that a certificate of a Financial Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Second Lien Senior Secured Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); (C) has no scheduled amortization of principal; (D) the interest rate (including original issue discounts and/or any default rates) thereon is no greater than 13% per annum; (E) the Persons obligated on, and collateral securing, the Second Lien Senior Secured Debt shall not be more expansive in any manner than that supporting the Secured Obligations and (F) such Debt is incurred in connection with one or more of the following: (1) the defeasance, purchase, redemption, repayment, or other refinance of all or a portion of the Senior Notes, and (2) the restructuring, amending or terminating of any one or more of any Credit Party’s or any Restricted Subsidiary’s contract obligations or commitments as disclosed to the Administrative Agent prior to the Second Amendment Effective Date;

(iv)                              Debt existing on the Effective Date and listed in Schedule 6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof except in the amount of reasonable fees incurred in connection with any such replacement of Debt or result in an earlier maturity date or decreased weighted average life thereof;

(v)                                 Debt of the U.S. Borrower or any Restricted Subsidiary to the U.S. Borrower or any Restricted Subsidiary and Debt of any Subsidiary to the U.S. Borrower or any Restricted Subsidiary; provided that (x) Debt owed by any Restricted Subsidiary that is not a Credit Party to the U.S. Borrower or any Guarantor shall be subject to Section 6.04 and (y) Debt owed by a Credit Party to any Restricted Subsidiary that is not a Credit Party shall be subordinated to the Secured Obligations on customary terms and conditions reasonably satisfactory to the Administrative Agent;

(vi)                              Guarantees by the U.S. Borrower or any Restricted Subsidiary of Debt of the U.S. Borrower or any Restricted Subsidiary and Guarantees by any Subsidiary of Debt of the U.S. Borrower or any Restricted Subsidiary; provided that Guarantees by the U.S. Borrower or any Guarantor of Debt of any Subsidiary that is not a Credit Party shall be subject to Section 6.04;

(vii)                           Guarantees by the U.S. Borrower or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of Holdings by any such person in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

(viii)                        (A) Debt of the U.S. Borrower or any Restricted Subsidiary in existence on the date any Person becomes a Restricted Subsidiary as a result of an Acquisition or other acquisition by the U.S. Borrower and its other Restricted Subsidiaries, (B) Debt of the U.S. Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof and (C) unsecured Debt of the U.S. Borrower or any Restricted Subsidiary (including unsecured Debt of any Person that becomes a Restricted Subsidiary after the Effective Date); and extension, renewals and replacements of any such Debt under sub-clauses (A), (B) and (C) of this clause (viii) that do not result in an earlier maturity date or decreased weighted average life thereof; provided that the aggregate principal amount of Debt outstanding at any time and permitted by this clause (viii) shall not exceed $15,000,000;

(ix)                              Debt in connection with Permitted Receivables Financings, provided that the aggregate principal amount of all Debt at any time outstanding pursuant to such Permitted Receivables Financings shall not exceed the greater of $100,000,000 and 5% of Consolidated Net Tangible Assets determined at such date;

(x)                                 [Intentionally Deleted];

(xi)                              [Intentionally Deleted];

(xii)                           Debt under trade-related letters of credit obtained in the ordinary course;

(xiii)                        [Intentionally Deleted];

(xiv)                       Debt under any Permitted Hedging Agreement;

(xv)                          endorsements of instruments for collection in the ordinary course;

(xvi)                       performance bonds, surety bonds, statutory obligations, regulatory obligations or with respect to workers’ compensation claims, and other bonds or obligations of like nature in each case incurred in the ordinary course of business, and reimbursement obligations of such bonds or obligations in this clause (xvi);

(xvii)                    customary cash management, cash pooling or netting or setting off arrangements, each incurred in the ordinary course of business;

(xviii)                 contingent earnout obligations under purchase agreements not yet then due;

(xix)                       Debt to finance Acquisition, construction, or improvement of assets, Capital Lease Obligations, mortgage financings, industrial revenue bonds or purchase money Debt or synthetic obligations in an amount not to exceed outstanding at any time $25,000,000; and

(xx)                          Guarantees of Debt otherwise permitted under this Section 6.01.”

(r)                                    Liens.  Section 6.02 of the Credit Agreement shall be amended and restated as follows:

“Section 6.02.                    Liens.  Neither the U.S. Borrower nor any Restricted Subsidiary will create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell accounts receivable or rights in respect thereof, except:

(i)                                     Transaction Liens;

(ii)                                  Permitted Liens;

(iii)                               Liens securing Second Lien Senior Secured Debt permitted by Section 6.01(iii);

(iv)                              any Lien on any property of the U.S. Borrower or any Restricted Subsidiary existing on the Effective Date and listed in Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured, and any modifications, replacements, renewals, extensions or refinancings thereof permitted hereunder;

(v)                                 Liens on assets acquired, constructed or improved by the U.S. Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, Liens existing on assets or entities at the time of their acquisition); provided that (A) the Debt secured by such Liens is permitted by subclauses (A) or (B) of Section 6.01(viii), and (B) such Liens will not apply to any other property of the U.S. Borrower or any Restricted Subsidiary, and any extension, renewal or replacements thereof;

(vi)                              Liens on accounts receivable and related property pursuant to any Permitted Receivables Financing;

(vii)                           Liens securing trade-related letters of credit permitted by Section 6.01(xii);

(viii)                        [Intentionally Deleted];

(ix)                              Liens securing Debt under any Permitted Hedging Agreement permitted by Section 6.01(xiv);

(x)                                 Liens securing performance bonds, surety bonds, statutory obligations, regulatory obligations or with respect to workers’ compensation claims, and other bonds or obligations of like nature permitted by Section 6.01(xvi);

(xi)                              Lien securing Debt to finance Acquisition, construction, or Improvement of assets, Capital Lease Obligations, mortgage financings, industrial revenue bonds or purchase money Debt or synthetic obligations permitted by Section 6.01(xix) , so long as such Liens attach only to the property that is subject to such financing transaction and any accessions thereto or proceeds thereof and related property;

(xii)                           any Lien granted in favor of any Issuing Bank pursuant to arrangements designed to eliminate such Issuing Bank’s risk with respect to any Defaulting Lender’s or Defaulting Lenders’ participation in Letters of Credit, as contemplated by Section 2.20;

(xiii)                        Liens in favor of a banking institution arising by operation of law or any contract, including in support of guarantees permitted under Section 6.01(xiii), encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(xiv)                       Liens not permitted by the foregoing clauses of this Section 6.02 securing other obligations in an aggregate amount outstanding or, if less in each case, on assets with an aggregate fair market value (determined immediately prior to the incurrence of such Lien), that together do not exceed $10,000,000;

(xv)                          [Intentionally Deleted];

(xvi)                       precautionary Lien filings regarding operating leases; or

(xvii)                    [Intentionally Deleted].”

(s)                                   Fundamental Changes.  Section 6.03 of the Credit Agreement shall be amended by replacing “and Section 6.12 after giving Pro Forma Effect thereto” with “immediately after giving effect thereto”.

(t)                                    Investments.  Section 6.04 of the Credit Agreement shall be amended and restated as follows:

“Section 6.04.                    Investments.  Neither the U.S. Borrower nor any Restricted Subsidiary will purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Restricted Subsidiary before such merger) any Investment except:

(a)                                 Cash and Cash Equivalents;

(b)                                 Investments existing on the Second Amendment Effective Date and listed on Schedule 6.04;

(c)                                  (i) Investments by the U.S. Borrower and its Restricted Subsidiaries in Credit Parties (in each case, including immediately after giving effect to and as a result of such Investment) and (ii) Investments in Persons other than Credit Parties; provided that, as to such Investments in Persons other than Credit Parties:

(A)                               such Investments must be an Acquisition;

(B)                               immediately before and immediately after any such Acquisition, no Event of Default shall have occurred and be continuing;

(C)                               any Person or other property acquired in such Acquisition is in a Permitted Business; and

(D)                               the aggregate amount of all Investments constituting Acquisitions does not exceed $25,000,000 after the Second Amendment Effective Date;

(d)                                 Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)                                  Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations are permitted under this Agreement;

(f)                                   Investments in the Equity Interests of Holdings in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any Plan in an aggregate amount not to exceed $5,000,000 per annum when combined with any purchases or redemptions of Equity Interests of the U.S. Borrower permitted by Section 6.07(c);

(g)                                  loans and advances to current or former officers, managers, directors, employees or consultants of Holdings, the U.S. Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $2,500,000 at any time outstanding;

(h)                                 Investments arising as a result of Permitted Receivables Financings;

(i)                                     Hedging Agreements permitted by Section 6.06;

(j)                                    Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

(k)                                 Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens”;

(l)                                     additional Investments necessary for the conduct of the U.S. Borrower’s business in the ordinary course for each of Wyoming Quality Healthcare Coalition, Venture Fuels, and each other Person identified on Schedule 6.04 in an aggregate amount not to exceed $35,000,000 in the aggregate after the Second Amendment Effective Date;

(m)                             Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of Specified Coal Agreements or under any Mining Law or Environmental Law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms);

(n)                                 Investments to the extent they constitute the incurrence of Debt permitted under Section 6.01;

(o)                                 capital expenditures;

(p)                                 Investments in the form of mergers, consolidations, amalgamations, liquidations or dissolutions to the extent permitted under Section 6.03;

(q)                                 Investments in negotiable instruments deposited for collection and endorsements of negotiable instruments and documents;

(r)                                    deposits of cash and Cash Equivalents to secure performance or other services and prepaid expenses or other prepaid obligations, in any event, made in the ordinary course of business;

(s)                                   Investments assumed in connection with an Acquisition permitted hereunder to the extent such Investments were not made in contemplation of such Acquisition;

(t)                                    [Intentionally Deleted];

(u)                                 other Investments not permitted by the foregoing clauses of this Section 6.04 in an aggregate amount not to exceed $10,000,000 after the Second Amendment Effective Date.”

(u)                                 Asset Sales.  Section 6.05 of the Credit Agreement shall be amended and restated as follows:

Section 6.05.                          Asset Sales.  Neither the U.S. Borrower nor any Restricted Subsidiary will sell, transfer, lease or otherwise dispose of any property, including any Equity Interest owned by it, nor will any Restricted Subsidiary issue any additional Equity Interest in such Restricted Subsidiary, except:

(a)                                 sales of inventory, used, obsolete or surplus equipment or reserves, dispositions related to the burn-off of mines and cash and Cash Equivalents in the ordinary course of business and dispositions of surface rights and termination of Mining Leases after the completion of mining and reclamation, and termination or abandonment of water rights no longer needed for mining;

(b)                                 sales, transfers and other dispositions to the U.S. Borrower or a Restricted Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Credit Party shall comply with Section 6.08;

(c)                                  abandonment, leases, subleases, licenses, sublicenses and cross-licenses of intellectual property in the ordinary course, and of other personal property that do not involve a substantial and prolonged interruption or disruption of business activities, taken as a whole;

(d)                                 Dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (w) with an aggregate fair market value less than or equal to $12,500,000, (x) involving a coal-for-coal swap, (y) to the extent that an exchange is for fair market value and for credit against the purchase price of similar replacement property or (z) consisting of a coal swap involving any Real Property;

(e)                                  exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business;

(f)                                   the sale or other Disposition of Receivables and related property by the U.S. Borrower or any Restricted Subsidiary to a Securitization Subsidiary in connection with a Permitted Receivables Financing;

(g)                                  Dispositions not permitted by the foregoing or following clauses of this Section 6.05 with an aggregate fair market value not exceeding $10,000,000 in any Fiscal Year, provided that any Disposition or series of related Dispositions made pursuant to this clause (g) of assets or property with an aggregate fair market value in excess of $7,500,000 shall be made for fair value and for consideration comprising at least 75% cash and Cash Equivalents;

(h)                                 involuntary loss, damage, or destruction of assets (including by condemnation, seizure, taking, confiscation, requisition or transfer in lieu);

(i)                                     Dispositions required under law;

(j)                                    (j)                                    Dispositions in the form of mergers, consolidations, amalgamations, liquidations or dissolutions to the extent permitted under Section 6.03;

(k)                                 Dispositions in the form of Restricted Payments to the extent permitted under Section 6.07;

(l)                                     termination of a Hedging Agreement;

(m)                             Dispositions of joint ventures and of subsidiaries who do not own any material assets other than the Equity Interest of a joint venture;

(n)                                 Dispositions the proceeds of which are either reinvested in acquisition of assets with comparable value or acquisition of replacement assets within 180 days; provided that any Disposition made pursuant to this clause (n) shall be made for fair value and in return for at least 75% cash or Cash Equivalents; and

(o)                                 Dispositions of Receivables in connection with the collection or compromise thereof.”

(v)                                 Restricted Payments.  Section 6.07 of the Credit Agreement shall be amended and restated as follows:

“Section 6.07.                    Restricted Payments.  Neither the U.S. Borrower nor any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except:

(a)                                 the U.S. Borrower may make Permitted Tax Distributions to Holdings;

(b)                                 the U.S. Borrower may make payments to Holdings to fund dividends on Holdings’ common stock or repurchase Holdings’ common stock, in an aggregate amount for all such dividends or repurchases under this clause (b) in any year not to exceed the product of (x) 2.5%, (y) the average price of Holdings’ common stock over the immediately prior calendar year preceding such dividend payment or repurchase date (adjusted appropriately to reflect subsequent stock splits, subdivisions and reclassifications) and (z) the number of shares outstanding of Holdings’ common stock on the last Business Day of such immediately prior calendar year, provided that (i) no Event of Default or Default shall have occurred and be continuing as a result therefrom, and (ii) before and after giving effect thereto, the Total Leverage Ratio on a Pro Forma Basis as of the most recent Fiscal Quarter end for which the financial information required under Section 5.01(a) or Section 5.01(b) has been delivered to the Administrative Agent shall be less than or equal to 2.50 to 1.00 (which calculation, for the avoidance of doubt, uses outstanding Funded Debt and Unrestricted Cash as of the date such dividends are declared and EBITDA as of such Fiscal Quarter end for the four consecutive Fiscal Quarters then ended);

(c)                                  the U.S. Borrower may redeem, repurchase or otherwise acquire or retire its Equity Interests from current or former officers, managers, directors, employees or consultants (or their respective estates or immediate family members) of Holdings or any Subsidiary in an aggregate amount not to exceed $2,500,000 per annum when combined with any investments in the Equity Interests of Holdings permitted by Section 6.04(g); provided that no Event of Default or Default shall have occurred and be continuing as a result therefrom;

(d)                                 [Reserved];

(e)                                  the U.S. Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(f)                                   each Subsidiary that is a Credit Party may make Restricted Payments to any other Credit Party (other than Holdings); and

(g)                                  so long as no Event of Default shall have occurred and be continuing immediately before or after giving effect thereto, the U.S. Borrower may make other payments or distributions to Holdings pursuant to that certain

Management Services Agreement dated as of November 19, 2009 between the U.S. Borrower and Holdings.”

(w)                               Restrictive Agreements.  Section 6.09 of the Credit Agreement shall be amended and restated as follows:

“Section 6.09.                    Restrictive Agreements.  Neither the U.S. Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of any Credit Party to create or permit to exist any Lien on any of its property or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the U.S. Borrower or any Restricted Subsidiary or to Guarantee Debt of the U.S. Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Transaction Document (as such documents are in effect on the Effective Date, and as amended or modified thereafter on terms that are not materially less favorable to the U.S. Borrower and its Restricted Subsidiaries, taken as a whole, considered in the aggregate taking into account all such substantially contemporaneous amendments and modifications of the Transaction Documents), (ii) the foregoing shall not apply to restrictions and conditions (A) existing on the Effective Date and identified on Schedule 6.09 or (B) existing on an entity or asset at the time such entity or asset is acquired by the U.S. Borrower or any Restricted Subsidiary (but, in each case of (A) and (B), shall apply to any amendment or modification expanding the scope of, or any extension or renewal of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or an asset pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary or such asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement on property securing such Debt; (v) clause (a) of this Section shall not apply to customary provisions in leases restricting the assignment thereof or any restrictions imposed pursuant to Specified Coal Agreements or Mining Leases and (vi) restrictions and limitations contained in documents related to the Second Lien Senior Secured Debt.”

(x)                                 Minimum Liquidity.  Section 6.11 of the Credit Agreement shall be amended and restated as follows:

“Section 6.11 Minimum Liquidity.  The U.S. Borrower will not permit Liquidity as of the last day of any month to be less than $125,000,000.”

(y)                                 Net Secured Leverage Ratio.  Section 6.12 of the Credit Agreement shall be amended and restated as follows:

“Section 6.12.                    [Intentionally Deleted]”.

(z)                                  No Redemption or Prepayment of Certain Obligations.  Article 6 [Negative Covenants] of the Credit Agreement shall be amended to add the following new Section:

“Section 6.14.  No Redemption or Prepayment of Certain Obligations.  No Credit Party shall optionally prepay, redeem, purchase or defease prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest or other payments under the agreements shall be permitted) the principal of any of the Senior Notes or Second Lien Senior Secured Debt, except that, so long as no Event of Default shall have occurred and be continuing, the Credit Parties may (a) prepay, redeem, purchase or defease the Senior Notes prior to the scheduled maturity thereof pursuant to the terms and conditions of the exchange offer for Second Lien Senior Secured Debt, all as permitted by Section 6.01(iii) and presented to the Administrative Agent prior to the Second Amendment Effective Date with such changes as may be satisfactory to the Administrative Agent, (b) if certain of the 2019 Senior Notes have been successfully exchanged as provided in clause (a) above, prepay, redeem, purchase or defease prior to the scheduled maturity thereof some or all of the remaining 2019 Senior Notes, and (c) prepay, redeem, purchase or defease prior to the scheduled maturity thereof the principal of Senior Notes and the Second Lien Senior Secured Debt with proceeds from, or the issuance of, unsecured Debt otherwise permitted under Section 6.01.  For the avoidance of doubt, this Section 6.14 shall not prohibit or restrict any refinancing of any of the Senior Notes or any Second Lien Senior Secured Debt to the extent permitted under Section 6.01.”

(aa)                          Events of Default.  Section (d) of Article 7 of the Credit Agreement shall be amended and restated as follows:

“(d)                           a Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.01(i), Section 5.02, Section 5.04 (with respect to the existence of the U.S. Borrower), Section 5.12 or Section 5.21, or in Article 6;”

(bb)                          Events of Default.  Section (e) of Article 7 of the Credit Agreement shall be amended and restated as follows:

“(e)                            any Credit Party shall fail to observe or perform any covenant or agreement:

(i)                                     contained in Section 5.01(g), and such failure shall continue unremedied for a period of 10 Business Days; or

(ii)                                  contained in Section 5.01(h), and such failure shall continue unremedied for a period of 2 calendar days;”

(iii)                               contained in any Loan Document (other than those specified in clause (a), (b), (d) or (e)(i) or (ii) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender)”;

(cc)                            Events of Default.  The phrase “$50,000,000” contained in contained in Section 7(k) and 7(p) of the Credit Agreement shall be replaced with “$35,000,000”.

(dd)                          Collateral and Guaranty Matters.  The word “hereunder” contained in clause (b) of Section 9.15 [Collateral and Guaranty Matters] of the Credit Agreement shall be replaced with the phrase “hereunder and”.

(ee)                            Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Article 9 [Miscellaneous] of the Credit Agreement shall be amended to add the following new Section 9.17 [Acknowledgment and Consent to Bail-In of EEA Financial Institutions]:

“Section 9.17                       Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(ff)                              Exhibits.  Exhibit L [Compliance Certificate] and Exhibit M [Intercreditor Terms] to this Amendment shall be added as a new Exhibit L and a new Exhibit M to the Credit Agreement.

(gg)                            Schedules.  Schedule 6.04 to this Amendment shall replace Schedule 6.04 to the Credit Agreement.

3.                                      Amendments to Guarantee and Security Agreement.

(a)                                 The phrase “103%” contained in clause (iii) of the definition of “Release Conditions” of Section 1 of the Guarantee and Security Agreement shall be replaced with “104%”.

(b)                                 The phrase “cash and cash equivalents, deposit, securities and commodities accounts (including securities entitlements and related assets)” contained in Section 3(b)(iii)(A) of the Guarantee and Security Agreement shall be replaced with “Excluded Accounts.”

4.                                      Conditions to Effectiveness.

The amendments contained in this Amendment shall become effective upon satisfaction of each of the following conditions being satisfied to the satisfaction of the Administrative Agent:

(a)                                 Execution and Delivery of this Amendment.  The Credit Parties and the Required Lenders shall have executed and delivered this Amendment.

(b)                                 Consents and Approvals.  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Governmental Authority or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Amendment by any Credit Party other than such consents, approvals, exemptions, orders or authorizations that have already been obtained.

(c)                                  Secretary’s Certificate.  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Credit Parties, certifying as appropriate as to:

(i)                                     resolutions authorizing all action taken by each Credit Party in connection with this Amendment and the other Loan Documents;

(ii)                                  the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Credit Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely;

(iii)                               copies of its organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement or limited liability company certificate and operating agreement, as the case may be, as in effect on the date hereof and certified by the appropriate state official where such document is filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Credit Party), together with certificates from the appropriate state officials as to the continued existence and good standing of the Credit Parties in the state of their formation;

(iv)                              The representations and warranties of the Credit Parties contained in Section 6 of the Credit Agreement, as amended by the modifications and additional representations and warranties of this Amendment, and in each of the other Loan Documents are true and accurate in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties are true and correct in all material respects on and as of the specific dates or times referred to therein); and

(v)                                 no Event of Default or Default has occurred and is continuing.

(d)                                 Perfection Certificate.  The Administrative Agent shall have received (for distribution to each Lender by the Administrative Agent) an updated Perfection Certificate dated as of the Second Amendment Effective Date or a certificate confirming that there has been no material change in the information contained in the Perfection Certificates delivered prior to the Second Amendment Effective Date other than the change(s) noted in such certificate.

(e)                                  Legal Details.  The Administrative Agent shall have received, to the extent requested not later than five Business Days prior to the Effective Date, all documentation and other information with respect to the U.S. Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(f)                                   Payment of Fees.  The U.S. Borrower shall have paid, or have caused to be paid, all invoiced fees and other amounts due and payable to the Lender Parties on or before the Second Amendment Effective Date, including (i) to the Administrative Agent for the account of the applicable Lenders a fee to each Lender that has executed and delivered its signature page to this Amendment to the Administrative Agent (or its counsel) on or before 5:00 p.m. (Eastern time), September 9, 2016, equal to twenty-five (25) basis points of such Lender’s Revolving Credit Commitment (as reduced pursuant to Section 2 as of the Second Amendment Effective Date), (ii) to the extent invoiced prior to the Second Amendment Effective Date, all out-of-pocket expenses of the Administrative Agent (including fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Credit Parties under the Loan Documents (subject, in each case, to the reasonableness and limitations set forth in the Loan Documents), and (iii) all other fees separately agreed to in writing by the U.S. Borrower, the Administrative Agent and PNC Capital Markets, LLC.  For the avoidance of doubt, (x) none of the fees discussed in the foregoing clauses (i) and (iii) shall be due or payable if this Amendment is not made effective, and (y) the fee discussed in clause (i) is in lieu of, and not in addition to, the “Amendment Fee” discussed in the separate fee letter among the U.S. Borrower, the Administrative Agent and PNC Capital Markets, LLC.

(g)                                  Elimination of Swingline Exposure.  The Swingline Exposure shall be reduced as of the Second Amendment Effective Date to $0.

5.                                      Miscellaneous.

(a)                                 Representations and Warranties.  By its execution and delivery hereof to the Administrative Agent, each of the Credit Parties represents and warrants to the Administrative Agent and the Lenders that (i) such Credit Party has duly authorized, executed and delivered this Amendment, (ii) all representations and warranties of the Credit Parties set forth in the Credit Agreement, as amended by the modifications and additional representations and warranties of this Amendment, are true (or, in the case of any representation and warranty that is not by its express terms limited by a materiality or “Material Adverse Effect” exception or qualifier, true in all material respects) on and as of the Second Amendment Effective Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct in all material respects as of such earlier date, (iii) no Event of Default or Default exists, (iv) no Material Adverse Effect has occurred with respect to the Borrowers or any of the Credit Parties since the Closing Date of the Credit Agreement, and (v) there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties’ knowledge, threatened in writing against any of the Credit Parties that could reasonably be expected to result in a Material Adverse Effect or relate to this Amendment.

(b)                                 Full Force and Effect.  Nothing contained herein shall operate to release any Borrower, any other Credit Party, or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Credit Agreement or the other Loan Documents, except as expressly herein modified, and each Borrower and each other Credit Party hereby reaffirms that each and every provision, condition, obligation, and agreement in the Credit Agreement and the other Loan Documents shall continue in full force and effect, except as expressly herein modified.  Each Borrower and each other Credit Party acknowledge that there are no agreements to make any further amendments or modifications of the Credit Agreement and the Loan Documents, nor are the Administrative Agent and the Lenders under any obligation to make any further amendments or modifications to the Credit Agreement and the Loan Documents other than those changes expressly set forth in this Amendment.  This Amendment shall not constitute or be construed as a waiver of any Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default by the Borrowers under any of the Loan Documents or any of the Administrative Agent’s or the Lenders’ rights and remedies with respect thereto.  The validity, priority and perfection of all security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed, and the Loan Documents shall continue to secure the Loans, as amended by this Amendment, without any change, loss or impairment of the priority of such security interests or other liens.

(c)                                  Release of Administrative Agent and Lenders.  Each Borrower and each of the other Credit Parties hereby fully and unconditionally release and forever discharge the Administrative Agent and the Lenders, their employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, damages, losses, actions and causes of action whatsoever which any Borrower or any of the other Credit Parties may now have or claim to have against the Released Parties as of the date hereof, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Amendment, the Credit Agreement, or any of the Loan Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Obligations, the Loan or any of the Loan Documents.  For the avoidance of doubt, the release and discharge provided in the foregoing sentence is not, and shall not be construed as, a release or discharge of the Credit Agreement or any of the other Loan Documents or of any Released Party from its respective obligations (including, but not limited to, funding obligations) which may arise after the Second Amendment Effective Date.  The obligations of the Borrowers and the other Credit Parties under the Loan Documents and the Credit Agreement, as amended by this Amendment, shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(i)                                     any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, as amended by this Amendment, the Loan Documents or any document relating to or evidencing any of the Lender’s liens or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

(ii)                                  any other act or thing or omission or delay to do any other act or thing which could operate to or as a discharge of the Borrowers or any other Credit Party as a matter of law, other than payment in full of all Obligations, including but not limited to all obligations under the Loan Documents and the Credit Agreement, as amended by this Amendment.

(d)                                 Counterparts.  This Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of such counterparts together shall constitute one and the same instrument.

(e)                                  Incorporation into Credit Agreement.  This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(f)                                   Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles.

(g)                                  No Novation.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Each Borrower, each other Credit Party, each Lender, and the Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents except as amended hereby.

(h)                                 Severability.  Any provision of this Amendment which is invalidated, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidation, prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Chief Financial Officer and Executive V.P.

CLOUD PEAK ENERGY INC.
ANTELOPE COAL LLC
ARROWHEAD I LLC
ARROWHEAD II LLC
ARROWHEAD III LLC
BIG METAL COAL CO. LLC
CABALLO ROJO LLC
CABALLO ROJO HOLDINGS LLC
CLOUD PEAK ENERGY SERVICES COMPANY
CLOUD PEAK ENERGY FINANCE CORP.
CLOUD PEAK ENERGY LOGISTICS LLC
CLOUD PEAK ENERGY LOGISTICS I LLC
CORDERO MINING LLC
CORDERO MINING HOLDINGS LLC
CORDERO OIL AND GAS LLC
KENNECOTT COAL SALES LLC
NERCO LLC
NERCO COAL LLC
NERCO COAL SALES LLC
PROSPECT LAND AND DEVELOPMENT LLC
RESOURCE DEVELOPMENT LLC
SEQUATCHIE VALLEY COAL CORPORATION
SPRING CREEK COAL LLC
WESTERN MINERALS LLC
YOUNGS CREEK HOLDINGS I LLC
YOUNGS CREEK HOLDINGS II LLC
YOUNGS CREEK MINING COMPANY, LLC

Each by:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Chief Financial Officer and Executive V.P.

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent and Swingline Lender

By:	/s/ James O’Brien
Name:	James O’Brien
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Issuing Bank

By:	/s/ James O’Brien
Name:	James O’Brien
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Stephanie Micua
Name:	Stephanie Micua
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Authorized Signatory

By:	/s/ Lorenz Meier
Name:	Lorenz Meier
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mehmet Barlas
Name:	Mehmet Barlas
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Yurly A Tsyganov
Name:	Yurly A Tsyganov
Title:	Director

By:	/s/ Kathleen Sweeney
Name:	Kathleen Sweeney
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Caleb Allen
Name:	Caleb Allen
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Mary McElwain
Name:	Mary McElwain
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.

By:	/s Tyler D. Levings
Name:	Tyler D. Levings
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMERICA BANK

By:	/s/ Sarah R. Miller
	Name:	Sarah R. Miller
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STIFEL BANK & TRUST

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:	/s/ Charles C. Shupe III
Name:	Charles C. Shupe III
Title:	Global Portfolio Manager